EXHIBIT 99.1

MannKind Corporation Reports 2015 Third Quarter Financial Results

- Conference Call at 5:00 PM ET on November 9, 2015 -

VALENCIA, Calif., Nov. 9, 2015 (GLOBE NEWSWIRE) -- MannKind Corporation (Nasdaq:MNKD) (TASE:MNKD) today reported financial results for the third quarter ended September 30, 2015.

For the three and nine months ended September 30, 2015, product shipments of Afrezza, our novel rapid-acting inhaled insulin therapy, were $4.1 million and $17.1 million, respectively, which we recorded as deferred product sales from our collaboration with Sanofi. For the quarter ended September 30, 2015, our portion of the loss sharing arrangement with Sanofi related to Afrezza was $14.7 million, which we subsequently financed by way of an advance under the loan facility with an affiliate of Sanofi after September 30, 2015. The amount currently outstanding under the Sanofi loan facility is now $43.7 million, which includes $0.8 million in paid-in-kind interest.

For the third quarter of 2015, total operating expenses decreased from $38.3 million to $26.0 million, a decline of 32.1%, compared to the same quarter in 2014, primarily due to Afrezza having moved out of clinical development into the commercial market. Additionally, non-cash stock compensation from the non-recurring achievement of performance and modification events in 2014 decreased in the third quarter of 2015 as compared to the third quarter of 2014. Research and development expenses decreased from $19.2 million to $6.3 million, a decrease of 67.2%, reflecting the transition from development to commercial activities. General and administrative expenses decreased from $19.1 million to $11.5 million, a reduction of 39.8%, mainly due to the decrease in non-cash stock compensation expense. Offsetting the total decrease of $20.5 million in R&D and G&A for the third quarter of 2015 were product manufacturing variance costs of $8.1 million. We did not recognize any product manufacturing costs in the third quarter of 2014 as we had not yet commenced commercialization of Afrezza.

For the first nine months of 2015, operating expenses were $71.8 million, a decline of 52.0% compared to the same period in 2014. Total research and development expenses for the nine months ended September 30, 2015 were $23.5 million, a decline of 71.6% compared to the same period in 2014, primarily due to reduced non-cash stock compensation expense resulting from the non-recurring achievement of performance and modification events in 2014 and in the first quarter of 2015. General and administrative expenses for the nine months ended September 30, 2015 were $32.6 million, a decrease of 51.2% compared to the same period in 2014, primarily due to reduced non-cash stock compensation expense resulting from the non-recurring achievement and modification events in 2014 and in the first quarter of 2015.

The net loss for the third quarter of 2015 was $31.9 million, or $0.08 per share, based on 405.2 million weighted average shares outstanding, compared with a net loss of $36.5 million, or $0.09 per share, based on 394.2 million weighted average shares outstanding for the third quarter of 2014. The number of common shares outstanding at September 30, 2015 was 418.3 million.

Cash and cash equivalents were $32.9 million at September 30, 2015, compared to $107.2 million in the second quarter of 2015. During the third quarter of 2015, we paid $64.3 million upon maturity of the 2015 notes and received $0.7 million in proceeds from warrant and option exercises, $7.2 million in payments from Sanofi for product shipments, and $12.2 million in net proceeds from our at-the-market sales facility. Currently, $30.1 million remains available to borrow under our amended loan arrangement with The Mann Group and $37.5 million of common stock remains available for sale under our at-the-market sales facility.

Conference Call

MannKind management will host a conference call to discuss these results today, November 9, 2015, at 5:00 p.m. Eastern Time. To participate in the call please dial (800) 708-4539 or (847) 619-6396 and use the participant passcode: 3859 3130.  Those interested in listening to the conference call live via the Internet may do so by visiting MannKind's website at http://www.mannkindcorp.com.

A telephone replay will be accessible for approximately 14 days following completion of the call by dialing (888) 843-7419 or (630) 652-3042 and use the participant passcode: 3859 3130#. A replay will also be available on MannKind's website for 14 days.

About MannKind Corporation

MannKind Corporation (Nasdaq:MNKD) (TASE:MNKD) focuses on the discovery, development and commercialization of therapeutic products for patients with diseases such as diabetes. MannKind maintains a website at http://www.mannkindcorp.com to which MannKind regularly posts copies of its press releases as well as additional information about MannKind. Interested persons can subscribe on the MannKind website to e-mail alerts that are sent automatically when MannKind issues press releases, files its reports with the Securities and Exchange Commission or posts certain other information to the website.

Forward-Looking Statements

Statements contained in this press release that are not strictly historical in nature are forward-looking statements that involve risks and uncertainties. Words such as "believes", "anticipates", "plans", "expects", "intend", "will", "goal", "potential" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon MannKind's current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the extent to which MannKind's collaboration with Sanofi for commercialization of Afrezza is able to generate significant product sales for MannKind, difficulties or delays in obtaining regulatory feedback or completing and analyzing the results of clinical studies, MannKind's ability to manage its existing cash resources or raise additional capital, stock price volatility and other risks detailed in MannKind's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2014 and periodic reports on Form 10-Q and Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

(Tables to follow)

MannKind Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenue	$ —	$ —	$ —	$ —

Operating expenses:
Research and development	6,341	19,178	23,455	82,684
General and administrative	11,547	19,088	32,649	66,840
Product manufacturing	8,115	—	15,688	—

Total operating expenses	26,003	38,266	71,792	149,524

Loss from operations	(26,003)	(38,266)	(71,792)	(149,524)
Other income	67	7,898	1,470	1,638
Loss on extinguishment of debt	(1,049)	—	(1,049)	—
Interest expense on note payable to principal stockholder	(729)	(729)	(2,164)	(2,164)
Interest expense on notes	(4,145)	(5,424)	(17,899)	(11,895)
Interest income	2	1	8	4

Net loss	$ (31,857)	$ (36,520)	$ (91,426)	$ (161,941)

Net loss per share — basic and diluted	$ (0.08)	$ (0.09)	$ (0.23)	$ (0.42)

Shares used to compute basic and diluted net loss per share	405,199	394,163	401,734	381,332

MannKind Corporation
Condensed Consolidated Balance Sheet
(Unaudited)
(in thousands)

	September 30, 2015	December 31, 2014

Assets
Current assets:
Cash and cash equivalents	$ 32,928	$ 120,841
Receivables from collaboration	1,679	50,436
Inventory	23,402	9,670
Prepaid expenses and other current assets	13,227	20,206
Total current assets	71,236	201,153
Property and equipment — net	191,408	192,127
Deferred product costs from collaboration	13,539	—
Other assets	1,831	1,159
Total	$ 278,014	$ 394,439

Liabilities and Stockholders' Deficit

Accounts payable	$ 4,444	$ 7,394
Accrued expenses and other current liabilities	14,081	26,206
Facility financing obligation	74,163	72,995
Senior convertible notes	—	99,355
Deferred product sales from collaboration	17,474	436
Deferred payments from collaboration	157,145	196,967
Current liabilities	267,307	403,353
Note payable to related party	49,521	49,521
Sanofi loan facility and loss share obligation	43,653	3,034
Senior convertible notes	27,607	—
Other liabilities	14,495	12,301
Stockholders' deficit	(124,569)	(73,770)
Total	$ 278,014	$ 394,439

PLACEHOLDER

CONTACT: Company Contact:
         Matthew J. Pfeffer
         Chief Financial Officer
         661-775-5300
         mpfeffer@mannkindcorp.com